Exhibit 21

 SUBSIDIARIES OF FORD MOTOR COMPANY AS OF FEBRUARY 6, 2014*

Organization	Jurisdiction
Ford Asia Pacific Automotive Holdings Ltd.	Mauritius
Ford Auto Securitization Trust	Canada
Ford Capital B.V.	The Netherlands
Ford Motor Company (Belgium) N.V.	Belgium
Ford Nederland B.V.	The Netherlands
Ford Romania S.A.	Romania
Ford Component Sales, L.L.C.	Delaware, U.S.A.
Ford Espana S.L.	Spain
Ford Italia S.p.A.	Italy
Groupe FMC France SAS	France
FMC Automobiles SAS	France
Ford European Holdings LLC	Delaware, U.S.A.
Ford Deutschland Holding GmbH	Germany
Ford-Werke GmbH	Germany
Ford Motor Company (Austria) GmbH	Austria
Ford Global Technologies, LLC	Delaware, U.S.A.
Ford VHC AB	Sweden
Ford Argentina S.C.A.	Argentina
Ford Motor Company Brasil Ltda.	Brazil
Ford Motor de Venezuela, S.A.	Venezuela
Ford Holdings LLC	Delaware, U.S.A.
Ford Motor Credit Company LLC	Delaware, U.S.A.
Ford Automotive Finance (China) Limited	China
Ford Credit Floorplan, LLC	Delaware, U.S.A.
Ford Credit Floorplan Master Owner Trust A	Delaware, U.S.A.
Ford Credit International, Inc.	Delaware, U.S.A.
FCSH GmbH	Switzerland
FCE Bank plc	England
Ford Credit Canada Limited	Canada
Ford CTCA Company	Canada
Canadian Road Holdings Company	Canada
Canadian Road Leasing Company	Canada
FCC Holdings 2 ULC	Canada
Ford Credit Canadian Lending, LP	Canada
Ford India Private Limited	India
Ford International Capital LLC	Delaware, U.S.A.
Blue Oval Holdings	England
Ford Motor Company Limited	England
Ford Retail Group Limited	England
Ford Sales & Service (Thailand) Co., Ltd.	Thailand

SUBSIDIARIES (Continued)

Organization		Jurisdiction
Ford Mexico Holdings, Inc.		Delaware, U.S.A.
	Ford Motor Mexicana, S. de R.L. de C.V.	Mexico
	Ford Motor Company, S.A. de C.V.	Mexico
Ford Motor (China) Ltd.		China
Ford Motor Company of Australia Limited		Australia
Ford Motor Company of Canada, Limited		Canada
	FLH Holding, Inc.	Canada
	Ford Lio Ho Motor Company Ltd.	Taiwan
Ford Motor Company of Southern Africa (Pty) Limited		South Africa
Ford Motor Service Company		Michigan, U.S.A.
Ford Trading Company, LLC		Delaware, U.S.A.
Global Investments 1 Inc.		Delaware, U.S.A.
	Ford VH Limited	England

113	Other U.S. Subsidiaries
154	Other Non-U.S. Subsidiaries

* Subsidiaries are not shown by name in the above list if, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.